Fifth Third Bancorp 4Q17 Earnings Presentation January 23, 2018 Refer to earnings release dated January 23, 2018 for further information. Exhibit 99.2

Cautionary statement This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) changes in customer preferences or information technology systems; (12) effects of critical accounting policies and judgments; (13) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (14) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) ability to maintain favorable ratings from rating agencies; (16) failure of models or risk management systems or controls; (17) fluctuation of Fifth Third’s stock price; (18) ability to attract and retain key personnel; (19) ability to receive dividends from its subsidiaries; (20) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (21) declines in the value of Fifth Third’s goodwill or other intangible assets; (22) effects of accounting or financial results of one or more acquired entities; (23) loss of income from any sale or potential sale of businesses; (24) difficulties in separating the operations of any branches or other assets divested; (25) losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales; (26) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (27) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (28) the acquisition of Worldpay Group Limited, formerly Worldpay Group plc. by Worldpay, Inc., formerly Vantiv, Inc.; and (29) difficulties from Fifth Third’s investment in, relationship with, and nature of operations of Worldpay, Inc.; and (30) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. If applicable, we provide GAAP reconciliations for non-GAAP measures in a later slide in this presentation which is also available in the investor relations section of our website, www.53.com. Management has provided forward-looking guidance on certain Non-GAAP measures in connection with its earnings presentation in order to facilitate comparability with the Bancorp’s historical performance and financial condition as reflected in these Non-GAAP measures. Such forward-looking Non-GAAP measures include taxable equivalent net interest margin; taxable equivalent net interest income; and noninterest income, excluding certain transactions and adjustments related to the Bancorp’s investment in Vantiv. Bancorp’s management does not estimate on a forward-looking basis the impact of items similar to those that it has excluded to generate these Non-GAAP measures on a historical basis because the occurrence and amounts of items such as these are difficult to predict. As a result, the Bancorp has not provided reconciliations of its forward-looking Non-GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation as well as on pages 30 and 31 of our earnings release.

4Q17 highlights Adjusted NIM1 up 19 bps year-over-year, and up 3 bps sequentially Adjusted net interest income1 up 7% year-over-year, and up 1% sequentially Solid credit performance, with NPAs, NPLs, NCOs, and criticized assets at or near multi-year lows Achieved positive operating leverage year-over-year and sequentially Continued progress toward long-term financial goals Reported 1For adjusted EPS: see reconciliation on page 4 of this presentation; for Non-GAAP measure: see Reg G reconciliation on pages 20 and 21 of this presentation and use of non-GAAP measures on pages 30 and 31 of the earnings release; 2Fully taxable equivalent Adjusted1 EPS ROA Efficiency ratio2 ROTCE $0.67 $0.52 1.12% NPA ratio: 0.53% NCO ratio: 0.33% Modified LCR: 129% 11.7% NIM2 3.10% 3.02% 1.43% 15.2% 61.8% 69.7%

4Q17 in review

	4Q17	Seq. Δ	YoY Δ
Average balances *($ in millions)*			
Total loans & leases (ex. HFS)	$92,250	-	(1%)
Core deposits	$100,242	2%	(1%)
Income statement data *($ in millions)*			
Net interest income (FTE)[1]	963	(1%)	6%
Provision for loan & lease losses	67	-	24%
Noninterest income	577	(63%)	(7%)
Noninterest expense	1,073	10%	12%
Net income attributable to Bancorp	$509	(50%)	29%
Net income available to common shareholders	$486	(51%)	31%
Financial ratios			
Earnings per share, diluted	$0.67	(50%)	37%
Net interest margin (FTE)[1]	3.02%	(5bps)	16bps
Efficiency ratio (FTE)[1]	69.7%	3130bps	690bps
Return on average assets	1.43%	(142bps)	32bps
Return on average common equity	12.7%	(1290bps)	300bps
Return on average tangible common equity[1]	15.2%	(1520bps)	360bps

Items included in 4Q17 results had a net positive $0.15 EPS impact:

- $220MM income tax reduction from a remeasurement of the deferred tax liability
- $68MM pre-tax (~$44MM after-tax[2]) impairment related to affordable housing investments within noninterest expense
- $27MM pre-tax (~$18MM after-tax[2]) remeasurement related to the tax treatment of leveraged leases reducing interest income
- $15MM pre-tax (~$10MM after-tax[2]) expense related to one-time employee bonuses
- $15MM pre-tax (~$10MM after-tax[2]) contribution to Fifth Third Foundation
- $20MM tax expense related to a gain on the sale of Vantiv shares sold in 3Q17
- $11MM pre-tax (~$7MM after-tax[2]) charge related to the valuation of the Visa total return swap

[1]Non-GAAP measure: See Reg G reconciliation on pages 20 and 21 of this presentation and use of non-GAAP measures on pages 30 and 31 of the earnings release; [2]Assumes a 35% tax rate

4

© Fifth Third Bancorp | All Rights Reserved

Balance sheet Securities and short-term investments Loan & lease balances Core deposit balances $ billions $ billions $ billions Current Outlook Average securities Short-term investments Transaction Other time Loan-to-core deposit ratio Commercial flat vs. 3Q17; down 1% YoY; excl. deliberate exits up 1% vs. 3Q17 and up 3% YoY Consumer up 1% vs. 3Q17; down 1% YoY; excl. auto up 1% vs. 3Q17 and up 3% YoY Average securities flat vs. 3Q17; up 4% YoY Securities portfolio / total assets of 22.9% flat vs. 3Q17; up 121 bps YoY Transaction deposits up 2% vs. 3Q17; down 1% YoY Commercial up 4% sequentially; Consumer flat Average loan-to-core deposit ratio of 92% Avg -1% YoY Avg 4% YoY Avg -1% YoY (end of period, incl. HFS) Commercial loans & leases: FY 2018 up ~3% Consumer loans & leases: FY 2018 up 2 - 3% (4 - 5% excluding Auto) Average portfolio loan & lease balances

Net interest income 4Q17 vs. 3Q17 Current outlook 4Q17 vs. 4Q16 Adjusted NII1 up $13 million, or 1% Adjusted NIM1 up 3 bps NII and NIM performance drivers: Higher securities yields ($5MM, +2 bps) Investment portfolio dividend ($2MM, +1 bp) Auto yield improvement ($2MM, +1 bp) Increased Consumer mix and yield improvement ($6MM, +1 bp) Partially offset by 3Q17 benefit from interest on non-accrual loans Adjusted NII1 up $65 million, or 7% Adjusted NIM1 up 19 bps NII and NIM performance drivers: Balanced interest rate risk profile benefiting from rising rates Higher short-term market rates Continued shift into higher yielding consumer loans 1Non-GAAP measure: See Reg G reconciliation on pages 20 and 21 of this presentation and use of non-GAAP measures on pages 30 and 31 of the earnings release $939 NII and NIM (FTE)1 $ millions $990 $925 (fully-taxable equivalent basis) Q1 2018: NII of $975 - 980MM NIM up 3 - 5 bps from adjusted 4Q17 FY 2018: NII of $4.0 - 4.07BN NIM of ~3.15% with two rate hikes (Mar & Sep) 1 1 reported adjusted

Noninterest income

Noninterest income



$ millions
$1,561
$620
$608
$523
$536
$564
$573
$571
$577
$587
4Q16
1Q17
2Q17
3Q17
4Q17
Noninterest income
Adjusted noninterest income[1]

Current outlook

- **Q1 2018:**
  - $560 - 570MM, excluding Vantiv pre-tax step-up gain
  - ~$415MM pre-tax step-up gain from Vantiv/Worldpay deal
- **FY 2018:**
  - ~$2.4BN, excluding Vantiv pre-tax step-up gain

4Q17 vs. 3Q17

- Adjusted noninterest income[1] up $16 million, or 3%
- Performance drivers:
  - $44MM Vantiv TRA payment in 4Q17
  - Increased wealth and asset management revenue
  - Partially offset by lower corporate banking revenue due to $25MM lease impairment and lower mortgage banking revenue

4Q17 vs. 4Q16

- Adjusted noninterest income[1] down $21 million, or 3%
- Performance drivers:
  - Lower corporate banking revenue
  - Lower Vantiv ownership earnings
  - Partially offset by higher wealth & asset management revenue

[1]Non-GAAP measure: See Reg G reconciliation on pages 20 and 21 of this presentation and use of non-GAAP measures on pages 30 and 31 of the earnings release

7
© Fifth Third Bancorp | All Rights Reserved

Noninterest expense 4Q17 vs. 3Q17 Current outlook 4Q17 vs. 4Q16 Adjusted noninterest expense1 flat Performance drivers: Lower marketing expense Lower equipment & occupancy expense Partially offset by higher employee compensation and technology & communication expense Adjusted noninterest expense1 up 2% Performance drivers: Higher employee compensation expense and technology & communication expense Diligent expense management throughout the bank 1Non-GAAP measure: See Reg G reconciliation on pages 20 and 21 of this presentation and use of non-GAAP measures on pages 30 and 31 of the earnings release Noninterest expense $ millions Q1 2018: $1.05 - 1.08BN, including seasonal compensation impacts FY 2018: $4.0 - 4.1BN, including the impact of the minimum wage increase and the impact of lower taxes on LIH amortization Expect positive operating leverage 1

Credit quality overview Non-performing assets1 Net charge-offs Reserve coverage $ millions $ millions $ millions 1Excludes HFS loans Current Outlook Provision reflective of loan growth Net charge-offs range-bound with the potential for quarterly variability Net charge-offs of 0.33%, up 2 bps from 4Q16; up 4 bps from 3Q17 Commercial net charge-offs up 1 bp sequentially Consumer net charge-offs up 8 bps sequentially NPA ratio of 0.53%, down 27 bps from 4Q16; down 7 bps from 3Q17 NPA ratio at the lowest level in over 11 years Allowance for loan and lease losses of 1.30%, down 1 bp sequentially Loss provision flat sequentially reflecting improved criticized assets and improved nonperforming loans, offset by higher loan balances

Strong capital and liquidity position 1Current period regulatory capital & liquidity ratios are estimated Common Equity Tier 1 ratio (Basel III)1 Modified LCR1 Returned over $2 billion to common shareholders in the form of dividends and repurchases in 2017 (~95% of earnings) CET1 ratio of 10.6%, up 2 bps sequentially and up 22 bps YoY Continue to expect migration towards 9.5% CET1 ratio by end of 2019 4Q17 capital action highlights: Initiated $273MM share repurchase Settled remaining portion of $990MM share repurchase initiated in 3Q17 Declared $0.16 dividend (up 14% YoY) Reduced common shares outstanding by 8% YoY CCAR non-objection for additional $0.02 dividend raise in 2Q18 (pending board approval)

Current outlook

Loans & leases *(end of period, incl. HFS)*	• **FY 2018:** Commercial up ~3%; Consumer up 2 - 3% (4 - 5% ex. Auto)
NII (FTE)[1]	• **Q1 2018:** $975 - 980MM • **FY 2018:** $4.0 - 4.07BN
NIM (FTE)[1]	• **Q1 2018:** up 3 - 5 bps from adjusted 4Q17 • **FY 2018:** ~3.15% with two 2018 rate hikes (March and September)
Noninterest income[1]	• **Q1 2018:** $560 - 570MM, excluding Vantiv step-up gain • **FY 2018:** ~$2.4BN, excluding Vantiv step-up gain
Noninterest expense	• **Q1 2018:** $1.05 - 1.08BN, including seasonal compensation impacts • **FY 2018:** $4.0 - 4.1BN, including the impact of the minimum wage increase and the impact of lower taxes on LIH amortization
Effective tax rate	• **FY 2018:** 15.5 - 16% including impact from the Vantiv step-up gain • **Run-rate beyond 2018:** 14 – 14.5%
Credit items	• Provision reflective of loan growth • Net charge-offs range-bound with a potential for quarterly variability

Outlook as of January 23, 2018;
please see cautionary statement on slide 2 regarding forward-looking statements

[1]Non-GAAP measure: See Reg G reconciliation on pages 20 and 21 of this presentation and use of non-GAAP measures on pages 30 and 31 of the earnings release

Note: Previous and current outlook excludes potential, but currently unforecasted, items, such as any potential Vantiv gains or losses, future capital actions, or changes in regulatory accounting guidance

11
© Fifth Third Bancorp | All Rights Reserved

Appendix

PPNR and efficiency ratio trends1 1Non-GAAP measures: See Reg G reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on page 30 of the earnings release; 2Prior quarters include similar adjustments PPNR reconciliation $ millions PPNR trend $ millions $1,563 Adjusted PPNR up 5% YoY driven by: NII growth primarily from higher short term rates Diligent expense management Partially offset by 4Q17 operating lease impairment Adjusted PPNR up 5% vs. 3Q17 driven by: NII growth from higher investment portfolio and consumer loan yields Other noninterest income growth from 4Q17 Vantiv TRA payment Partially offset by 4Q17 operating lease impairment Efficiency ratio

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs



$2,350
$3,100
$2,150
$2,100
$1,200
$2,562
2018
2019
2020
2021
2022
2023 on
Fifth Third Bancorp
Fifth Third Bank
First Charter Capital Trust

Heavily core funded

As of 12/31/2017



Demand 25%
Interest checking 19%
Savings/ MMDA 24%
Consumer time 3%
Foreign Office 0%
Non-core deposits 2%
Short term borrowings 3%
Other liabilities 2%
Equity 12%
Long-term debt 10%

Holding company:

- Modified LCR of 129%
- Holding Company cash as of December 31, 2017: $2.9B
- Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~30 months (debt maturities, common and preferred dividends, interest, and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions

Bank entity:

- There were no debt maturities at the Bank in 4Q17
- The Bank issued $1.05B of three-year senior debt in 4Q17. The debt was issued in two tranches – a $750MM fixed tranche and a $300MM floating tranche
- Available and contingent borrowing capacity (4Q17):
  - FHLB ~$8.8B available, ~12.3B total
  - Federal Reserve ~$32.0B

2018 funding plans

- Fifth Third expects to replace all remaining debt maturities in 2018 with long-term debt to maintain current ratings under Moody's LGF methodology

14
© Fifth Third Bancorp | All Rights Reserved

Balance sheet positioning

Investment portfolio

- 55% allocation to bullet/ locked-out cash flow securities
- Yield: 3.15%
- Effective duration of 4.7[4]
- Net unrealized pre-tax gain: $175MM
- 97% AFS



20%
35%
45%

Level 1	100% Fix | 0% Float
Level 2A	100% Fix | 0% Float
Non-HQLA/ Other	75% Fix | 25% Float

Commercial loans[1,2]

$13.9B fix | $42.5B float [1,2]

- 1ML based: 63%[5]
- 3ML based: 7%[5]
- Prime based: 4%[5]
- Weighted avg. life: 1.47 years



7%
8%
12%
73%

C&I	20% Fix | 80% Float
Coml. mortgage	20% Fix | 80% Float
Coml. construction	2% Fix | 98% Float
Coml. lease	100% Fix | 0% Float

Consumer loans[1]

$25.7B fix | $10.4B float [1]

- 1ML based: 2%[6]
- 12ML based: 2%[6]
- Prime based: 24%[6]
- Weighted avg. life: 3.34 years
  - Auto: 1.48 years



5%
6%
20%
44%
25%

Resi mtg.& construction	92% Fix | 8% Float
Auto	99% Fix | 1% Float
Home equity	8% Fix | 92% Float
Credit card	24% Fix | 76% Float
Other	46% Fix | 54% Float

Long-term debt[3]

$10.3B fix | $4.6B float [3]

- 1ML based: 1%[7]
- 3ML based: 31%[7]
- Weighted avg. life: 3.86 years



1%
9%
24%
66%

Senior debt	68% Fix | 32% Float
Sub debt	64% Fix | 36% Float
Auto securiz. proceeds	93% Fix | 7% Float
Other	72% Fix | 28% Float

Total interest earning assets ~$128B; $70 fix | $58 float

Data as of 12/31/17; [1]Includes HFS Loans & Leases; [2]Fifth Third had $4.48B 1ML receive-fix swaps outstanding against C&I loans, which are being included in fixed; [3]Fifth Third had $3.71B 3ML receive-fix swaps outstanding against long-term debt, which are being included in floating, long-term debt with swaps outstanding reflected at fair value; [4]Effective duration of the taxable available for sale portfolio; [5]As a percent of total commercial; [6]As a percent of total consumer; [7]As a percent of total long-term debt

15
© Fifth Third Bancorp | All Rights Reserved

Interest rate risk management Estimated NII sensitivity profile and ALCO policy limits Estimated NII sensitivity with deposit beta changes Estimated NII sensitivity with demand deposit balance changes NII benefits from asset rate reset in rising rate environment: 57% of total loans are floating rate considering impacts of interest rate swaps (75% of total commercial and 29% of total consumer) Investment portfolio effective duration of 4.7 Short-term borrowings represent approximately 20% of total wholesale funding, or 3% of total funding Approximately $12 billion in non-core funding matures beyond one year Interest rate sensitivity tables are based on conservative deposit assumptions: 70% beta on all interest-bearing deposit and sweep balances (~50% betas experience in 2004 – 2006 Fed tightening cycle)2 No modeled re-pricing lag on deposits Modeled non-interest bearing commercial DDA runoff of approximately $2.5 billion (about 10%) for each 100 bps increase in rates over 2 years DDA runoff rolls into an interest-bearing product with a 100% beta 1 Effective duration of the taxable available for sale portfolio; 2Re-pricing percentage or “beta” is the estimated change in yield over 12 months as a result of a shock or ramp 100 bps parallel shift in the yield curve Note: data as of 12/31/17; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies.

Mortgage banking results $ billions Mortgage banking net revenue1 $ billions Mortgage originations and gain-on-sale margin2 1Effective January 1, 2017 the Bancorp elected to measure its MSR portfolio at fair value rather than at amortized cost; 2Gain-on-sale margin represents gains on all loans originated for sale $1.9B in originations, down 10% sequentially and down 30% YoY; 57% purchase volume 4Q17 mortgage banking drivers: Origination fees and gain on sale revenue down 20% sequentially Gain on sale margin down 22 bps sequentially $54MM in gross servicing fees, down 4% sequentially YoY decline in mortgage banking revenue driven primarily by a reduction in net valuation adjustments

NPL rollforward1 1Loan balances exclude nonaccrual loans HFS Commercial $ millions Consumer $ millions Total NPL $ millions

Credit trends Commercial & industrial $ millions Residential mortgage $ millions Commercial mortgage $ millions Commercial construction $ millions $ millions Home equity $ millions Automobile * Excludes loans HFS

Regulation G non-GAAP reconciliation 1See pages 30 and 31 of the earnings release for a discussion on the use of non-GAAP financial measures

Regulation G non-GAAP reconciliation 1See pages 30 and 31 of the earnings release for a discussion on the use of non-GAAP financial measures